UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2019

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 12, 2019, TransDigm Group Incorporated ("the Company") conducted its Annual Meeting of Stockholders. At the meeting, Messrs. David Barr, William Dries, Mervin Dunn, Michael Graff, Sean Hennessy, W. Nicholas Howley, Raymond Laubenthal, Gary E. McCullough, Robert Small, John Staer and Kevin Stein and Ms. Michelle Santana were re-elected as directors of the Company. In addition, the stockholders, in an advisory vote, approved the compensation paid by the Company to its named executive officers; ratified the Company’s selection of Ernst & Young LLP as its independent accountants for the fiscal year ending September 30, 2019; and did not approve the greenhouse gas emissions stockholder proposal. The details of the vote are set forth below:
Proposal 1 – Election of Directors:

	FOR	WITHHELD
David Barr	46,974,129	605,621
William Dries	46,971,528	608,222
Mervin Dunn	44,823,898	2,755,852
Michael Graff	44,704,137	2,875,613
Sean P. Hennessy	46,575,075	1,004,675
W. Nicholas Howley	46,660,061	919,689
Raymond F. Laubenthal	47,244,844	334,906
Gary E. McCullough	47,263,970	315,780
Michelle Santana	47,298,883	280,867
Robert Small	46,916,629	663,121
John Staer	46,973,716	606,034
Kevin Stein	47,211,326	368,424
Proposal 2 – To conduct an advisory vote on compensation paid to the Company’s named executive officers:

FOR	32,090,889
AGAINST	15,463,843
ABSTAIN	25,018
BROKER NON-VOTES	1,679,314
Proposal 3 – To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 2019:

FOR	48,889,278
AGAINST	336,720
ABSTAIN	33,066
Proposal 4 – To adopt greenhouse gas emissions reduction targets:

FOR	16,330,970
AGAINST	30,493,523
ABSTAIN	755,257
BROKER NON-VOTES	1,679,314
No other matters were brought before stockholders for a vote at the meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Halle Fine Terrion
Halle Fine Terrion
General Counsel, Chief Compliance Officer and Secretary

Date: March 12, 2019